KEY FACTS ABOUT VISION STUDY RESULTS
OF MACUGEN® (pegaptanib sodium injection) IN NEOVASCULAR AMD
(VEGF Inhibition Study in Ocular Neovascularization)
— PROSPECTIVE AND RETROSPECTIVE* ANALYSES —

Objective	•	To evaluate the efficacy and safety of MACUGEN in the treatment of patients with neovascular age-related macular degeneration (neovascular AMD) through 102 weeks, and compare those findings with that of one year of therapy

Study type	•	Phase 2/3, randomized, multi-center, double-blind, sham-controlled

Patient population	•	Year 1: 1,186 patients with all subtypes of AMD and visual acuity, which ranged from 20/40 to 200/320

	•	Year 2: 1053 patients

Protocol/Dosing	•	Year 1: Intravitreous MACUGEN (0.3 mg, 1 mg, or 3 mg) or sham injections administered every six weeks for 54 weeks

	•	At week 54, those randomized to receive MACUGEN were re-randomized to continue MACUGEN for 48 additional weeks or discontinue therapy. Subjects originally assigned to sham group were re-randomized to sham group, discontinue sham, or receive one of three MACUGEN doses

Efficacy Endpoints	•	Primary: Patients having lost <15 letters of visual acuity on ETDRS score (at week 54 compared to baseline)

	•	Secondary: Proportion of patients gaining >15 letters of visual acuity at 54 weeks, gaining >0 letters at 54 weeks and mean change in visual acuity from baseline at 6, 12 and 54 weeks

Efficacy: Vision Loss	Year 1:
	•	Among patients receiving 0.3 mg MACUGEN, 70% lost fewer than 15 letters of visual acuity, compared with 55% in the control group (p<0.001)

Retrospective Analysis	•	In patients with minimally classic and occult lesions, the response rate for MACUGEN: 88% in the MACUGEN group vs. 56% in the control group (32% difference)

	•	Patients receiving 0.3 mg MACUGEN achieved approximately 50% greater effect in mean visual acuity compared to controls

	•	Risk of severe loss of visual acuity (loss of 30 letters or more) was reduced from 22% in the sham-injection group to 10% in the MACUGEN 0.3 mg group (p<0.001)

Year 2:

	•	Treatment effect of MACUGEN extends for 2 years

	•	There was approximately 45% treatment benefit in patients being administered MACUGEN 0.3mg, compared to usual care controls

Efficacy:	Patients on 0.3 mg MACUGEN at Year 1:

	•	33% >0 lines gained

	•	22% >1 line gained

	•	11% >2 lines gained

	•	6% >3 lines gained

Year 2:

	•	10% >3 lines gained (vs. 6% at year 1)

17% >2 lines gained (vs. 11% at year 1)

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Efficacy: Early Disease	•	In patients with early lesions, those most likely to respond because they have less scarring, the MACUGEN response rate increases to 77% compared to 50% control (27% difference)

Retrospective Analysis	•	In a group of 62 patients with baseline visual acuity greater or equal to 54 letters, no scarring or atrophy, no prior PDT, and a lesion size of <2 DA, 12% gained ≥ 3 lines compared to 4% control (200% increase)

	•	In another group of 65 patients with occult disease, no lipids and have AMD only in their first eye, up to 20% of MACUGEN patients gained ≥ 3 lines compared to 0% control (p=0.006)

Safety:	•	Safety maintained over 2 years

	•	No apparent increased risk of systemic adverse events

	•	Most common ocular adverse events were mild, and attributed by investigators to injection procedure rather than study drug.

	•	Serious adverse events generally related to injection procedure included:

		-	Endophthalmitis (Yr 1, 0.16% per injection; Yr 2, 0. 10% per injection)

		-	Retinal detachment (Yr 1, 0.08% per injection; Yr 2, 0.17% per injection)

		-	Iatrogenic traumatic cataract (Yr 1, 0.07% per injection, Yr 2, 0.02% per injection)

	•	See below for more-entailed safety information

Compliance:	•	Mean number of injections for patients completing two years of therapy was 15.6 out of a possible 17 injections, indicating a compliance rate of 92 percent throughout two years of treatment

Peer-Reviewed Publication	•	The VISION study results were published in the December 30, 2004 issue of the New England Journal of Medicine

	•	Lead author: Evangelos Gragoudas, M.D., Director of the Retina Service at the Massachusetts Eye and Ear Infirmary and Professor of Ophthalmology at Harvard Medical School

More-detailed Safety Information	•	MACUGEN is contraindicated in patients with ocular or periocular infections.
	•	Intravitreal injections including those with MACUGEN have been associated with endophthalmitis. Proper aseptic injection technique – which includes the use of sterile gloves, a sterile drape, a sterile eyelid speculum (or equivalent) – should always be used when administering MACUGEN. In addition, patients should be monitored during the week following the injection to permit early treatment, should an infection occur.

	•	Increases in intraocular pressure (IOP) have been seen within 30 minutes of injection with MACUGEN. Therefore, IOP as well as the perfusion of the optic nerve head should be monitored and managed appropriately.

	•	Safety has not been proven beyond two years.

* Retrospective Analyses	•	Eyetech believes that the retrospective analyses used show that it is possible to determine the treatment’s capabilities in a subgroup without a randomized clinical trial. Eyetech emphasizes that we do not believe that prospective randomized trials can be replaced, as prospective trials contain fewer instances for investigator bias and for lost or incomplete data, compared to retrospective studies. However, careful statistical retrospective analysis of patient data and patient characteristics and treatment information can provide significant, scientifically valid information.

	•	For full prescribing information about MACUGEN, please visit http://www.macugen.com

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KEY FACTS ABOUT MACUGEN®(pegaptanib sodium injection)
STUDY IN CENTRAL RETINAL VEIN OCCLUSION

Objective	•	To determine the safety, efficacy, and pharmacokinetics of MACUGEN in patients with recent vision loss due to macular edema secondary to central retinal vein occlusion, a condition characterized by upregulation of VEGF, four-quadrant intraretinal hemorrhages, tortuous retinal veins, retinal edema, and a swollen optic disc

Study type	•	International Phase 2, randomized, dose-ranging, double-masked trial currently ongoing

Patient population	•	90 patients with visual acuity between 20/50 and 20/400 with macular edema and retinal thickness ≥250µm (69 patients currently enrolled)

Protocol/Dosing	•	Patients will be treated with either MACUGEN (0.3mg or 1.0mg) or sham injection once every 6 weeks for 24 weeks

Primary Efficacy Endpoint	•	Change in visual acuity at Week 30 between sham and 0.3mg and between sham and 1.0mg

Timing	•	Upon successful completion of Phase 2 studies, Phase 3 trials will begin as early as 2007

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KEY FACTS ABOUT EYETECH PRE-CLINICAL STUDIES

Product/Candidate	Therapeutic Focus	Development Stage		Rationale

Anti-PDGF (platelet derived growth	Neovascular AMD	-	Proof of concept completed	-	Blockade of PDGF-B enhances Macugen®
factor) aptamer		-	To be moved into Phase I clinical studies following successful completion of pre-IND studies		efficacy and leads to regression of mature neovascular lesions

Macugen Enhanced Drug Delivery	Oncology, prophylaxis therapy for AMD	-	Pre-clinical/proof of concept	-	Stable Macugen formulation allows for consistent, controllable release

Target TGF-beta	Ocular scarring and fibrosis, proliferative vitreoretinopathy (PVR), AMD, blepharoplasty	-	Pre-clinical	-	Potential benefit with sustained release of anti-TGFB2 aptamer combined with sustained delivery technology

Target ICAM	Diabetic retinopathy	-	Pre-clinical	-	Potential benefit of combination with sustained delivery technology

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KEY FACTS ABOUT MACUGEN® (pegaptanib sodium injection)
IN COMBINATION STUDY WITH PHOTODYNAMIC THERAPY

Objective	•	Evaluate the benefit of adding photodynamic therapy (PDT) with Visudyne to standard MACUGEN therapy in patients with neovascular age-related macular degeneration

Study type	•	Global, multi-center phase 3b/4 randomized, double masked, single dummy trial

	•	Conducted in 95 sites (62 North America and 33 outside North America)

Patient population	•	360 patients

Protocol/Dosing	•	Patients randomized to receive MACUGEN plus PDT with Visudyne, or Macugen plus sham PDT

Efficacy Endpoints	•	Primary endpoint: Vision at 54 weeks based on comparison of proportion of subjects having lost <15 letters of visual acuity

Timing	•	Completion of the first year of this study expected 2H07

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KEY FACTS ABOUT MACUGEN® (pegaptanib sodium injection)
STUDY IN TREATMENT OF DIABETIC MACULAR EDEMA

Objective	•	To evaluate the safety and efficacy of Macugen® in the treatment of patients with clinically significant diabetic macular edema

Study type	•	Phase 2, randomized, double-blind, dose-ranging

Patient population	•	172 patients with visual acuity of 20/40 to 20/320, and could, per physician judgment, safely defer photocoagulation for 12 weeks

Protocol/Dosing	•	Intravitreous Macugen (0.3 mg, 1 mg, or 3 mg) or sham injection administered every six weeks for 12 weeks with an option for subsequent doses and/or focal photocoagulation thereafter

Efficacy: Visual acuity	•	At week 36, visual acuity was better in the 0.3 mg Macugen group than in the sham (p=.04)

Efficacy: Maintainers and Gainers	•	Stable or improved vision was seen in a larger proportion of those receiving Macugen 0.3 mg, compared with sham:

		-	≥0 lines gained, 73% vs. 51% (43% increase; p=0.02)

		-	≥1 line gained, 59% vs. 34% (73% increase; p=0.01)

		-	≥2 lines gained, 34% vs. 10% (240% increase; p=0.003)

		-	≥3 lines gained, 18% vs. 7% (157% increase; p=0.12)

Efficacy: Diabetic Retinopathy	•	Retrospective analysis of patients within Macugen 0.3 mg and usual care arms with recognizable and gradable diabetic retinopathy at both baseline and Week 36 (n=69):

		-	28.2% of patients showed improvement of ≥ 1 step vs. 13.3% sham

		-	12.8% of patients showed improvement of ≥ 2 steps vs. 3.3% sham

	•	Among patients in Macugen 0.3 mg and usual care arms of the trial for whom assessment of retinal ischemia data was available at both baseline and Week 36 (n=82):

		-	16% of Macugen patients had less capillary loss at week 36 when compared to baseline compared with 5% sham.

		-	From the patients who had some capillary loss at baseline, 33% of Macugen patients had decreased capillary loss at week 36 compared to 10% of sham patients.

	•	In an analysis of all Macugen-treated patients with retinal neovascularization at baseline (n=13) at Week 36:

		-	62% demonstrated regression in neovascularization vs. no regression in patients receiving sham (n=3)

		-	Recurrence of neovascularization followed discontinuation of Macugen in 38% of patients at Week 52

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Efficacy: Retinal thickness	•	Larger proportions of patients treated with 0.3 mg Macugen, when compared with sham, had an absolute decrease in central retinal thickness of both ≥100 microns (42% vs. 16%; p=0.02) and ≥75 microns (49% vs. 19%; p=0.008)

	•	Fewer patients in each Macugen arm were judged to need additional intervention with photocoagulation (0.3 mg group vs. sham, 25% vs. 48%; p=0.042)

Safety:	•	Macugen was generally well tolerated in this patient population with a safety profile which appears similar to that established in the AMD indication

	•	Minor, injection-related ocular adverse events were similar to those seen in AMD studies

	•	One case of endophthalmitis occurred out of a total of 652 Macugen injections (rate of 0.15% per injection); no severe vision loss was experienced by this patient

	•	There were no cases of retinal detachment or traumatic cataract observed in patients receiving Macugen

	•	In general, non-ocular adverse events and laboratory abnormalities seen were those that might be anticipated in the diabetic study population, and no relationship between Macugen and these findings could be discerned in this small study

	•	Future development programs will address more comprehensively the safety and tolerability of Macugen in the DME patient population

Timing	•	Phase 2/3 trials to begin in second half of 2005

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